Exhibit 10.20

Adopted by the Board of Directors

May 4, 2017

Hexcel Corporation

Director Compensation Program

Effective July 1, 2017

Each member of the Board of Directors (the “Board”) of Hexcel Corporation (the “Company”) who is not an employee of the Company (each a “Non-employee Director”) shall receive compensation for such person’s services as a member of the Board as outlined in this Director Compensation Program.

Annual Retainer Compensation

Annual Retainer Fees

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Annual retainer fee in the amount of $73,000 payable quarterly during the calendar year. If a director serves for less than a full calendar year, the retainer fee will be pro-rated by days for the portion of the calendar year the director is a member of the Board.

•	Each director will have the option to elect to receive the annual retainer fee in the form of Restricted Stock Units (RSUs) payable quarterly during the calendar year.
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Each director will have the option to elect to defer conversion of the RSUs until such time as the director leaves the Board.  Any such election must be made by December 31 of the year prior to the year in which the retainer is paid. This will defer conversion, but not vesting.

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The RSUs will be issued under a Restricted Stock Unit Agreement in a form approved by the Compensation Committee from time to time. The appropriate officers of the Company have the authority to make changes to the form of Restricted Stock Unit Agreement to preserve the tax deferred nature of any deferral election by a director in accordance with the requirements of Section 409A of the Internal Revenue Code.

•	Additional annual retainer fees for the lead director, committee members and committee chairs as follows:

Lead Director	$25,000
Audit Committee Chair[1]	$12,500
Audit Committee member	$10,000
Compensation Committee Chair[1]	$7,500
Compensation Committee member	$7,500

Nominating and Corporate Governance Committee Chair[1]	$5,000
Nominating and Corporate Governance Committee member	$5,000
Finance Committee Chair[1]	$5,000
Finance Committee member	$5,000

1 Note:  a member of a committee receives the “Chair” fee in addition to the member fee.

Meeting Fees

•	There are no additional fees paid for attendance at regularly scheduled meetings
•	If a special Board committee is formed for a specific purpose (for example, a pricing committee for a securities offering), then each member shall be paid $1,000 for attendance at each meeting
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If the Board or any standing committee meets an excessive number of times beyond regularly scheduled meetings during the annual retainer period, the Lead Director can recommend for consideration and approval by the Compensation Committee  the payment of additional meeting fees to the members of the Board or such committee

Equity Compensation

Upon (1) initial election to the Board and (2) upon re-election to the Board and effective as of the date of the Annual Meeting of Stockholders each year, each Non-employee Director shall be awarded a grant of RSUs on the following basis:

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The aggregate value of each grant shall be set at $105,000, but shall be reviewed and is subject to change by the Compensation Committee from time to time based on the advice of its independent compensation consultant and other factors it deems relevant.

•	Each RSU shall have a value equal to the closing price of a share of common stock on the date of grant.
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The RSUs shall vest ratably on a daily basis over the one year period beginning on the grant date, and will convert into an equal number of shares of common stock on the first anniversary of the date of grant.

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Each director will have the option to elect to defer conversion of the RSUs until such time as the director leaves the Board.  With respect to grants upon initial election to the Board, such election must be made prior to the date of grant.  With respect to grants upon re-election to the Board, such election must be made by December 31 of the year prior to the year in which the grant is awarded. This will defer conversion, but not vesting.

•

The RSUs will be issued under a Restricted Stock Unit Agreement in a form approved by the Compensation Committee from time to time. The appropriate officers of the Company have the authority to make changes to the form of Restricted Stock Unit Agreement to preserve the tax deferred nature of any deferral election by a director in accordance with the requirements of Section 409A of the Internal Revenue Code.

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